Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March [_], 2026, between Nomadar Corp., a Delaware corporation (the “Company”), and the purchaser identified on the signature page hereto (including its successors and assigns, (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), including Section 4(a)(2) thereof, Regulation D and/or Regulation S promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, the Shares (as defined below), as more fully described in this Agreement;

WHEREAS, each of the Company and Purchaser understand and acknowledge that, due to the relationship between the Company and the Purchaser, if the Company’s securities are listed and traded on an exchange of The Nasdaq Stock Market LLC (“Nasdaq”) as of the date of this Agreement, the Per Share Purchase Price (as defined below) must be determined in accordance with the applicable rules of the Nasdaq; and

WHEREAS, the effective date of this Agreement shall be the Initial Closing Date (as defined below) (the “Effective Date”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Aggregate Subscription Amount” means $1,738,801.60, which is the aggregate of all Subscription Amounts payable under this Agreement.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means, collectively, the Initial Closing and each Subsequent Closing of shares of Common Stock pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all the Transaction Documents have been executed and delivered by the parties thereto and all conditions precedent to the Company’s obligations to deliver the Shares have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Class A common stock of the Company, par value $0.000001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

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“Effective Date” has the meaning ascribed to such term in the recitals of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Final Closing Date” means the date on which the final Closing contemplated by this Agreement occurs and the Aggregate Subscription Amount has been fully funded by the Purchaser.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Initial Closing” shall have the meaning ascribed to such term in Section 2.1(a).

“Initial Closing Date” shall have the meaning ascribed to such term in Section 2.1(a).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Ownership Limitation” shall have the meaning assigned to such term in Section 4.8.

“Per Share Purchase Price” equals $3.65, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement and prior to a Closing Date.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Statement” has the meaning ascribed to such term in Section 4.7.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(d).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(f).

“Shares” means all shares of Common Stock issued or issuable to Purchaser pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Trading Market with respect to the Shares as in effect on the date of delivery of a certificate representing the Shares.

“Subscription Amount” means, the amount to be paid for Shares purchased hereunder on any Closing Date.

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“Subsequent Closing” shall have the meaning ascribed to such term in Section 2.1(b).

“Subsequent Closing Date” shall have the meaning ascribed to such term in Section 2.1(b).

“Trading Day” means a day on which the Trading Market is open for trading.

“Trading Market” means the Nasdaq Capital Market (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, all exhibits and schedules hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, with a mailing address of One State Street Plaza, 30th Floor New York, New York 10004, and any successor transfer agent of the Company.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing.

(a) Closing Dates. At each Closing Date, the Purchaser agrees to purchase, and the Company agrees to sell, a number of Shares at a price equal to the Per Share Purchase Price, as set forth in each of Section 2.1(b) and Section 2.1(c).

Initial Closing. The initial closing (the “Initial Closing”) of the purchase and sale of 24,658 Shares (the “Initial Closing Shares”) shall take place remotely via electronic exchange of documents on the date hereof (or such other date as mutually agreed by the parties) (the “Initial Closing Date”). On the Initial Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, the Initial Closing Shares at a price per Share equal to the Per Share Purchase Price, for an aggregate purchase price of $90,001.70. The Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Initial Closing.

(b) Subsequent Closings. Each subsequent closing (each, a “Subsequent Closing”) of the purchase and sale of Shares as set forth in the table included in this Section 2.1 (collectively, the “Subsequent Closing Shares”) shall take place remotely via electronic exchange of documents on the date hereof (or such other date as mutually agreed by the parties) (each a “Subsequent Closing Date”). On any Subsequent Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, the Subsequent Closing Shares at a price per Share equal to the Per Share Purchase Price. The Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Subsequent Closing.

Subsequent Closing Date	Subscription Amount	Shares
May 1, 2026	$274,801.20	75,288
June 1, 2026	$274,801.20	75,288
July 1, 2026	$274,801.20	75,288
August 1, 2026	$274,801.20	75,288
September 1, 2026	$274,797.55	75,287
October 1, 2026	$274,797.55	75,287

2.2 Deliveries.

(a) On or prior to each Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) this Agreement duly executed by the Company; and

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(ii) a copy of irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver the Purchaser’s respective number of Shares determined pursuant to Section 2.1 in book entry form registered in the name of the Purchaser.

(b) On or prior to each Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by the Purchaser; and

(ii) the Purchaser’s Subscription Amount by wire transfer of immediately available funds to the account specified by the Company in writing.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with any Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to a Closing Date shall have been performed; and

(iii) the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on a Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to a Closing Date shall have been performed; and

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement.

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ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the SEC Reports, which SEC Reports shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the SEC Reports, the Company hereby makes the following representations and warranties to Purchaser:

(a) Organization and Qualification. The Company is duly organized and validly existing and in good standing under the laws of Delaware and has the requisite power and authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing has not had and would not be reasonably expected to have, individually or in the aggregate: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”); provided, however, that in no event shall any of the following individually or taken together, be deemed to constitute, or be taken into account in determining whether a Material Adverse Effect has occurred or could be reasonably expected to occur: (i) any failure by the Company to meet internal or analyst revenue, earnings or other financial projections or expectations for any period, (ii) any effect that results from changes affecting the industry in which the Company operates, or the United States economy generally, or any effect that results from changes affecting general worldwide economic or United States or global capital market conditions, (iii) any effect caused by the announcement of the transactions contemplated by this Agreement or the other Transaction Documents, or the identity of the Purchaser or any of its Affiliates as the Purchaser in connection with the transactions contemplated by this Agreement, (iv) political conditions, including acts of war or terrorism or natural disasters or any pandemic or epidemic, including COVID-19, (v) any action taken or omitted to be taken by the Company at the written request or with the prior written consent of the Purchaser, or (vi) changes in any law, rule, regulation, order, judgment, injunction, decree or other binding directive issued by any governmental, judicial or self-regulatory entity or interpretations or enforcement thereof. No Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors (other than as set forth below) or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.3 of this Agreement, if applicable, and (ii) if applicable, the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(e) Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement.

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(f) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(g) Acknowledgment Regarding Purchaser’s Purchase of Shares. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to Purchaser’s purchase of the Shares. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(h) No Disqualification Events. With respect to the Shares to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, or, to the knowledge of the Company, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchaser a copy of any disclosures provided thereunder.

(i) Approval. This Agreement, and the issuance of securities hereunder, shall have been unanimously approved by all members of the Board of Directors.

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3.2 Representations and Warranties of the Purchaser. The Purchaser represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. The Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Understandings or Arrangements. The Purchaser is acquiring the Shares as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares (this representation and warranty not limiting the Purchaser’s right to sell the Shares in compliance with applicable federal and state securities laws). Specifically, the Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any other applicable state securities law.

(c) Purchaser Status. At the time the Purchaser was offered the Shares, it was, and as of the date hereof it is, either: (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act, (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act, or (iii) a person other than a “U.S. person” (as defined in Rule 902(k) of Regulation S under the Securities Act) that is acquiring the Shares in an offshore transaction in compliance with Regulation S under the Securities Act.

(d) Experience of Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(e) Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(f) Confidentiality. Other than to the Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(g) No General Solicitation. The Purchaser is not purchasing the Shares as a result of any registration statement, advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(h) Regulation S. The Purchaser: (i) is not a “U.S. person” as defined in Rule 902(k) of Regulation S under the Securities Act; (ii) is acquiring the Shares in an “offshore transaction” as defined in Rule 902(h) of Regulation S, and was not offered the Shares in the United States; (iii) did not receive any offer or solicitation directed to it in the United States and is not acquiring the Shares as a result of any “directed selling efforts” (as defined in Rule 902(c) of Regulation S); (iv) is acquiring the Shares for investment purposes only and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; (v) understands that the Shares have not been registered under the Securities Act and may not be offered or sold in the United States or to, or for the account or benefit of, a U.S. person unless registered under the Securities Act or pursuant to an available exemption therefrom; (vi) agrees that it will not engage in hedging transactions with regard to the Shares unless in compliance with the Securities Act; (vii) The Purchaser acknowledges that certificates or book-entry positions representing the Shares may bear a legend reflecting the restrictions on transfer applicable under Regulation S and the Securities Act; (viii) has no agreement or arrangement with any person to sell, transfer or distribute the Shares except in compliance with the Securities Act; and (ix) made its own investment decision based upon its own examination of the Company and not upon any representation of the Company or any representative of the Company.

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ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Removal of Legends.

(a) The Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement with a current prospectus, or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel at the expense of the transferor, selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b) The Purchaser agrees, so long as is required by this Section 4.1, book entry notations evidencing the Shares shall bear a restrictive legend, substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND ARE “RESTRICTED SECURITIES” AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE DISTRIBUTED OR TRANSFERRED EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (ii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY AND DEPOSITARY HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO EACH OF THEM THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE ACT.

4.2 Furnishing of Information. Until the earlier of (i) the date that the Purchaser no longer owns any shares or (ii) the two-year anniversary of the Closing Date, the Company shall use reasonable efforts to timely file all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act if required pursuant to the Exchange Act; provided, however that this covenant shall not prevent a sale, merger or similar transaction involving the Company.

4.3 Securities Laws Disclosure; Publicity. The Company, if required under applicable rules, shall file a Current Report on Form 8-K (or other appropriate form under the Exchange Act), including this Agreement as an exhibit thereto, with the Commission within the time required by the Exchange Act.

4.4 Form D; Blue Sky Filings. The Company agrees, if required by applicable law or rules, to timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof, promptly upon request of the Purchaser.

4.5 Certain Transactions and Confidentiality. The Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and the Initial Closing Date. The Purchaser covenants that so long as such Purchaser holds any Shares purchased pursuant to this Agreement, Purchaser shall not engage in Short Sales of the Company’s securities. Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company in the SEC Reports, Purchaser will maintain the confidentiality of the existence and terms of this transaction.

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4.6 Absolute Obligation. The Purchaser acknowledges and agrees that its obligation to purchase and pay for the Shares at each Closing pursuant to this Agreement constitutes a firm, irrevocable and unconditional commitment, enforceable against the Purchaser in accordance with its terms, subject only to the express satisfaction or waiver of the conditions set forth in Article II. The Purchaser further agrees that its obligation to consummate each Closing is not subject to, and the Purchaser shall not assert as a defense, any of the following: (i) changes in market price or trading volume of the Common Stock; (ii) general market, economic or industry conditions; (iii) the performance of the Company’s business after the date hereof, except as expressly provided in this Agreement; or (iv) any circumstance not expressly set forth as a condition to Closing in this Agreement. The Purchaser acknowledges and agrees that: (a) the Company would suffer irreparable harm in the event the Purchaser fails to fund any Closing when required pursuant to this Agreement, (b) monetary damages alone would be an inadequate remedy, and (c) the Company shall therefore be entitled to specific performance, injunctive relief and equitable remedies to compel the Purchaser to consummate any Closing and fund the applicable purchase price. Accordingly, the Purchaser irrevocably agrees that the Company shall be entitled, without the requirement to post a bond or prove actual damages, to obtain an order of specific performance compelling the Purchaser to fund such Closing. The Purchaser shall not be entitled to withhold funding, delay any Closing, or set off any amounts allegedly owed to it, based upon any claim, counterclaim or dispute arising under this Agreement or otherwise, all of which claims shall be resolved separately following consummation of the applicable Closing. Without limiting the Company’s right to specific performance, if the Purchaser fails to fund any Closing when required, the Company may elect, in lieu of specific performance, to recover liquidated damages equal to: (i) the greater of (A) 10% of the unfunded Subscription Amount and (B) the difference between the Per Share Purchase Price and the price at which the Company is able to sell replacement securities. The provisions of this Section 4.6 shall survive termination of this Agreement and any failure of a Closing to occur.

4.7 Registration Rights. Following the Final Closing Date, if the Company proposes to file a registration statement under the Securities Act, covering the resale of shares of Common Stock for the account of one or more securityholders of the Company (a “Registration Statement”), then the Company shall include in such Registration Statement the resale of the Initial Closing Shares, provided that (i) the Purchaser furnishes to the Company, within a reasonable period of time after receipt of written request therefor, such information regarding the Purchaser and its ownership of the Initial Closing Shares as the Company reasonably requires for inclusion in such Registration Statement; and (ii) the inclusion of the Initial Closing Shares is permitted by applicable Commission rules, regulations and interpretations governing secondary offerings.

4.8 Beneficial Ownership Limitation. The Company and the Purchaser agree and understand that, notwithstanding the Aggregate Subscription Amount, in no event will the Company issue to the Purchaser a number of shares of Common Stock which, together with any shares of Common Stock held by the Purchaser, would cause the Purchaser to beneficially own more than 9.99% of the issued and outstanding shares of Common Stock (the “Ownership Limitation”). If the Shares issuable to the Purchaser on any Closing Date would cause the Purchaser to exceed the Ownership Limitation, then (i) on such Closing Date the Company will instead issue to the Purchaser a number of Shares which would cause the Purchaser to hold a number of shares of Common Stock equal to the Ownership Limitation and (ii) at the Company’s election, the Company and the Purchaser will use commercially reasonable efforts to consummate the issuance of securities convertible into, or exercisable for, shares of Common Stock, on economic terms substantially equal to those set forth herein.

ARTICLE V.

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by the Company by written notice to the Purchaser, if in either case, if a Closing has not been consummated on or before the fifth (5th) Trading Day following the scheduled deadline of the Initial Closing Date and any Subsequent Closing Date; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to the Purchaser.

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5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger or operation of law). The Purchaser may assign any or all its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions of the Transaction Documents that apply to the Purchaser.

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Delaware. Any dispute relating hereto shall be heard first in the Delaware Court of Chancery, and, if applicable, in any state or federal court located in of Delaware in which appeal from the Court of Chancery may validly be taken under the laws of the State of Delaware (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties agree to the exclusive jurisdiction and venue of the Chosen Courts. The parties further agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any Proceeding arising out of this Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the state of Delaware, and each of the parties hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such Proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that party may now or hereafter have to the laying of the venue of any such Proceeding in any such Chosen Court or that any such Proceeding brought in any such Chosen Court has been brought in an inconvenient or improper forum. The parties further covenant not to bring a Proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court. Process in any such Proceeding may be served on any Person with respect to such Applicable Matters anywhere in the world, whether within or without the jurisdiction of any such Chosen Court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.4 shall be deemed effective service of process on such party. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

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5.10 Survival. The representations and warranties contained herein shall survive the Closing for a period ending on the one-year anniversary of the Closing Date.

5.11 Execution. This Agreement may be executed in multiple counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Replacement of Shares. If any certificate or instrument evidencing any of the Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.

5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Proceeding for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.16 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.17 Construction. The parties agree that each of them and/or their respective counsel have had an opportunity to review and revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

[Signature pages follow]

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NOMADAR CORP.	Address for Notice:

Nomadar Corp. 5015 Highway 59 N Marshall, Texas 75670 Attention: CEO Americas and Executive Vice Chairman E-mail: joaquin.martin@nomadar.com

By:
Name:	Rafael Jesús Contreras Chamorro
Title:	Chief Executive Officer

[Company SIGNATURE PAGE TO NOMADAR SECURITIES PURCHASE AGREEMENT]

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IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its respective authorized signatory as of the date first indicated above.

Name of Purchaser: [_]

Signature of Purchaser or Authorized Signatory: _________________________________

Name of Authorized Signatory (if applicable): [_]

Title of Purchaser or Authorized Signatory: [_]

Email Address of Purchaser or Authorized Signatory: [_]

Facsimile Number of Purchaser or Authorized Signatory: [_]

Address for Notice to Purchaser: [_]

EIN Number (if applicable): [_]

[PURCHASER SIGNATURE PAGE TO NOMADAR SECURITIES PURCHASE AGREEMENT]

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